Report of Independent Accountants

To the Trustees and Shareholders of
Mutual Fund Variable Annuity Trust



In planning and performing our audits
of the financial statements
of Growth and Income Portfolio,
Capital Growth Portfolio,
International Equity Portfolio,
Asset Allocation Portfolio, U.S.
Government Income Portfolio, and
Money Market Portfolio (separate
portfolios constituting Mutual Fund
Variable Annuity Trust, hereafter
referred to as the Trust) for the
year ended August 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of August 31, 2002.
This report is intended solely for
the information and use of management
and Trustees of the Trust and the
Securities and Exchange Commission
and is not intended to be and
should not be used by
anyone other than these
specified parties.




PricewaterhouseCoopers, LLP
New York, New York
October 18, 2002